      As filed with the Securities and Exchange Commission on February 15, 20000
                                                                Registration No.
================================================================================

                                                SECURITIES AND EXCHANGE COMMISSION
                                                      Washington, D.C. 20549

                                                             FORM S-3
----------------------------------------------------------------------------------------------------------------------------------
                                                      REGISTRATION STATEMENT
                                                              Under
                                                    The Securities Act of 1933

                                                VITESSE SEMICONDUCTOR CORPORATION
                                      (Exact name of Registrant as specified in its charter)

             Delaware                                       3674                               77-0138960
       --------------------                            --------------                      -------------------
(State or other jurisdiction of                   (Primary Standard Industrial                (I.R.S. Employer
incorporation or organization)                    Classification Code Number)              Identification Number)
                                                        741 Calle Plano
                                                  Camarillo, California  93012
                                                         (805) 388-3700
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                                                 -------------------------
                                                     Louis R. Tomasetta
                                                        President
                                             Vitesse Semiconductor Corporation
                                                     741 Calle Plano
                                               Camarillo, California  93012
                                                       (805) 388-3700
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                                 -------------------------
                                                        Copies to:
                                                    Larry W. Sonsini
                                                     Robert Sanchez
                                            Wilson Sonsini Goodrich & Rosati
                                                Professional Corporation
                                                   650 Page Mill Road
                                           Palo Alto, California 94304-1050
                                                    (650) 493-9300
                                                 -------------------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [X]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If the only securities being delivered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          -------------------------
                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
            Title of Each Class                  Amount     Proposed Maximum     Proposed Maximum       Amount of
              of Securities to                   to be       Offering  Price    Aggregate Offering    Registration
               be Registered                   Registered     Per Share (1)          Price (1)           Fee (2)
------------------------------------------------------------------------------------------------------------------

              Common Stock                     7,604             $54.50           $414,418.00            $110.00
==================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices for the Common Stock as reported on the Nasdaq Stock Market on February 9, 2000, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

                             ---------------------------
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.
================================================================================

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer of sale is not permitted.


                SUBJECT TO COMPLETION, DATED FEBRUARY 14, 2000

                                  7,604 Shares

                       VITESSE SEMICONDUCTOR CORPORATION

                                  Common Stock

                                  -------------

     All of the shares of common stock offered by this Prospectus are being sold by Imperial Bancorp, the selling stockholder. Vitesse Semiconductor Corporation will not receive any of the proceeds from the sale of these shares.

     Our shares are listed for trading on The Nasdaq Stock Market's National Market under the symbol "VTSS". On February 14, 2000, the last reported sales price of our common stock on the Nasdaq National Market was $64.625.

     Investing in our common stock involves risks. See "Risk Factors" starting on page 4.

     We originally issued all of the shares offered by this prospectus pursuant to the selling stockholder's exercise of a warrant obtained in connection with our acquisition of XaQti Corporation. We are registering the shares pursuant to an agreement between us and the selling stockholder.

     The selling stockholder may sell all or a portion of the shares from time to time on the Nasdaq Stock Market's National Market and at prices which will be determined by the prevailing market price for the shares.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is February ___, 2000.

                              __________________

                               TABLE OF CONTENTS


                                                                      Page
                                                                   ----------
The Company.....................................................       3
Special Note Regarding Forward-Looking Statements...............       3
Where You Can Find Additional Information.......................       3
Risk Factors....................................................       4
Use of Proceeds.................................................       10
Selling Stockholders............................................       10
Plan of Distribution............................................       11
Legal Matters...................................................       12
Experts.........................................................       12


     You should rely only on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                       VITESSE SEMICONDUCTOR CORPORATION

     Vitesse is a leader in the design, development, manufacturing and marketing of digital integrated circuits which are high-performance integrated circuits. Integrated circuits are components necessary to all electronic systems. Our principal executive officers are located at 741 Calle Plano, Camarillo, CA 93012 and our telephone number is (805) 388-3700. References to Vitesse, the Company, "we", "us" and "our" in this Prospectus refer to Vitesse Semiconductor Corporation and its subsidiaries unless the context requires otherwise.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and the documents we incorporate by reference may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Exchange Act and
Section 27A of the Securities Act. Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended September 30, 1999 of Vitesse, including any amendment. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We do not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"), in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"). You may read and copy our reports, proxy statements and other information filed by us at the public reference facilities of the SEC in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC's World Wide Web site at http://www.sec.gov.

      We have filed a registration statement on Form S-3 under the Securities Act of 1933 (the "Securities Act") with respect to our common stock. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits.

      The SEC allows us to "incorporate by reference" the information we filed with them, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below as well as any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is complete:

      (a) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

      (b) Our Annual Report on Form 10-K for the fiscal year ended September 30, 1999.

      (c) The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 8, 1991, including any amendment or report filed for the purpose of updating any such description.

     You may request a copy of these filings, at no cost, by writing, calling or e-mailing us at the following address:

                    Vitesse Semiconductor Corporation
                    741 Calle Plano
                    Camarillo, CA 93012
                    Attention: Investor Relations
                    (805) 388-3700
                    invest@vitesse.com.


                                  RISK FACTORS

          You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our company. Our business, financial condition or results of operations could be materially adversely affected by any of the following risks.

          This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of different factors, including the risks faced by us described below and elsewhere in this prospectus.

We Are Dependent on a Small Number of Customers in a Few Industries

     We intend to continue focusing our sales effort on a small number of customers in the communications and test equipment markets that require high-performance integrated circuits. Some of these customers are also our competitors. In fiscal 1999, our two largest customers accounted for 18% and 14% of our total revenues and no other customers accounted for more than

10% of our total revenues. If any of our major customers delays orders of our products or stops buying our products, our business and financial condition would be severely affected.

Our Operating Results May Fluctuate

     Our quarterly revenues and expenses may fluctuate in the future. These variations may be due to a number of factors, many of which are outside our control. Factors that could affect our future operating results include the following:


 .  The loss of one or several major customers;
 . Variations, delays or cancellations of orders and shipments of our products; . Reduction in the selling prices of our products;
 .  Significant changes in the type and mix of products being sold;
 .  Delays in introducing new products;
 .  Design changes made by our customers;
 .  Our failure to manufacture and ship products on time;
 .  Changes in manufacturing capacity, the utilization of this capacity and manufacturing yields;
 . Variations in product and process development costs; and . Changes in inventory levels.

     In the past, we have recorded significant new product and process development costs because our policy is to expense these costs at the time that they are incurred. We may incur these types of expenses in the future. The occurrence of any of the above factors could have a material adverse effect on our business and on our financial results.

We Have Limited Manufacturing Capacity and We Depend on a New Production
Facility

     During 1998, we started producing high-performance integrated circuits at our new six-inch wafer fabrication factory in Colorado Springs, Colorado. This facility includes a 10,000 square-foot Class I clean room with capacity for
future expansion to 15,000 square feet.   We are faced with several risks in the
successful operation of this facility as well as in our overall production operations. We have only produced finished four-inch wafers in the past and we have limited experience with the equipment and processes involved in producing finished six-inch wafers. We do not have excess production capacity at our Camarillo plant to offset failure of the new Colorado facility to meet production goals. Consequently, our failure to successfully operate the new facility could severely damage financial results.

     We also must now effectively coordinate and manage two facilities. We have limited experience in managing production facilities located at two different sites, and our failure to successfully do so could have a material adverse effect on our business and operating results.

There Are Risks Associated With Recent and Future Acquisitions

     In fiscal 1999, we made three strategic acquisitions. These acquisitions may result in the diversion of management's attention from the day-to-day operations of the Company's business. Risks of making these acquisitions include difficulties in the integration of acquired operations, products and personnel. If we fail in our efforts to integrate recent and future acquisitions, our business and operating results could be materially adversely affected. In addition, acquisitions we have made or will make could result in dilutive issuances of equity securities, substantial debt, and amortization expenses related to goodwill and other intangible assets. We do not have any binding obligations with respect to any particular acquisition; however our management frequently evaluates strategic opportunities available. In the future we may pursue additional acquisitions of complementary products, technologies or businesses.

Our Industry is Highly Competitive

     The high-performance semiconductor market is extremely competitive and is characterized by rapid technological change, price-erosion and increased international competition. The communications and test equipment industries, which are our primary target markets, are also becoming intensely competitive because of deregulation and international competition. We compete directly or indirectly with the following categories of companies:


 . Gallium Arsenide fabrication operations of systems companies such as Conexant and Fujitsu;

 .  Silicon high-performance integrated circuit manufacturers who use Emitter
   Coupled Logic ("ECL") or Bipolar Complementary Metal-Oxide-Semiconductor (BiCMOS) technologies such as Hewlett Packard, Fujitsu, Motorola, National Semiconductor, Texas Instruments and Applied Micro Circuits Corporation; and

 . Internal integrated circuit manufacturing units of systems companies such as Lucent Technologies, Siemens and Fujitsu.

Our current and prospective competitors include many large companies that have substantially greater marketing, financial, technical and manufacturing resources than we have.

     Competition in the markets that we serve is primarily based on price/performance, product quality and the ability to deliver products in a timely fashion. Product qualification is typically a lengthy process and some prospective customers may be unwilling to invest the time or expense necessary to qualify suppliers such as Vitesse. Prospective customers may also have concerns about the relative advantages of our products compared to more familiar silicon-based semiconductors. Further, customers may also be concerned about relying on a relatively small company for a critical sole-sourced component. To the extent we fail to overcome these challenges, there could be material and adverse effects on our business and financial results.

We Must Keep Pace With Product and Process Development and Technological Change

     The market for our products is characterized by rapid changes in both product and process technologies. We believe that our success to a large extent depends on our ability to continue to improve our product and process technologies and to develop new products and technologies in order to maintain our competitive position. Further, we must adapt our products and processes to technological changes and adopt emerging industry standards. Our failure to accomplish any of the above could have a negative impact on our business and financial results.

We Are Dependent on Key Suppliers

     We manufacture our products using a variety of components procured from third-party suppliers. Most of our high-performance integrated circuits are packaged by third parties. Other components and materials used in our manufacturing process are available from only a limited number of sources. Any difficulty in obtaining sole- or limited-sourced parts or services from third parties could affect our ability to meet scheduled product deliveries to customers. This in turn could have a material adverse effect on our customer relationships, business and financial results.

Our Manufacturing Yields Are Subject to Fluctuation

     Semiconductor fabrication is a highly complex and precise process. Defects in masks, impurities in the materials used, contamination of the manufacturing environment and equipment failures can cause a large percentage of wafers or die to be rejected. Manufacturing yields vary among products, depending on a particular high-performance integrated circuit's complexity and on our experience in manufacturing it. In the past, we have experienced difficulties in achieving acceptable yields on some high-performance integrated circuits, which has led to shipment delays. Our overall yields are lower than yields obtained in a mature silicon process because we manufacture a large number of different products in limited volume and because our process technology is less developed. We anticipate that many of our current and future products may never be produced in volume.

     Since a majority of our manufacturing costs are relatively fixed, maintaining the number of shippable die per wafer is critical to our operating results. Yield decreases can result in higher unit costs and may lead to reduced gross profit and net income. We use estimated yields for valuing work-in-process inventory. If actual yields are materially different than these estimates, we may need to revalue work-in-process inventory. Consequently, if any of our current or future products experience yield problems, our financial results may be adversely affected.

Our Business is Subject to Environmental Regulations

     We are subject to various governmental regulations related to toxic, volatile and other hazardous chemicals used in our manufacturing process. Our failure to comply with these regulations could result in the imposition of fines or in the suspension or cessation of our operations. Additionally, we may be restricted in our ability to expand operations at our present locations or we may be required to incur significant expenses to comply with these regulations.

Our Failure to Manage Growth May Adversely Affect Us

     The management of our growth requires qualified personnel, systems and other resources. In particular, the continued operation of the new facility in Colorado Springs and its integration with the Camarillo facility will require significant management, technical and administrative resources. Additionally, we have recently established several product design centers worldwide. Finally, we acquired Vermont Scientific Technologies, Inc. in November 1998, Serano Systems Corporation in January 1999 and XaQti Corporation in July 1999, and we have only limited experience in integrating the operations of acquired businesses. Failure to manage our growth or to successfully integrate new and future facilities or newly acquired businesses could have a material adverse effect on our business and financial results.

We Are Dependent on Key Personnel

     Due to the specialized nature of our business, our success depends in part upon attracting and retaining the services of qualified managerial and technical personnel. The competition for qualified personnel is intense. The loss of any our key employees or the failure to hire additional skilled technical personnel could have a material adverse effect on our business and financial results.

Our Business Could Be Impacted by Year 2000 Issues

     The "Year 2000 Problem" is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that contain date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This can affect both information technology (IT) and non-IT systems such as manufacturing equipment, as the latter may contain date-sensitive embedded devices such as microcontrollers.

     We formed an internal task force to evaluate Year 2000 issues associated with both our IT and non-IT systems. Many of these systems are already compliant. We replaced or upgraded other systems that were identified as non-compliant. We have completely evaluated all the manufacturing equipment for Year 2000 compliance, and have completed our remediation and testing procedures. None of our products are date-sensitive and will operate according to specifications through the Year 2000 and thereafter.

     To date, we have not incurred incremental material costs associated with our efforts to become Year 2000 compliant, as the majority of the costs have occurred as a result of normal upgrade procedures. Furthermore, we believe that future costs associated with these compliance efforts will not be material.

     We may also be affected by Year 2000 compliance by our suppliers and customers. We have contacted several critical suppliers to determine whether the products and services they provide are Year 2000 compliant or to monitor their progress towards being fully compliant. Our business and results of operations could experience material adverse effects if our key suppliers were to experience Year 2000 issue that caused them to delay shipment of critical components to us.

     To date, we have not experienced any year 2000 issues and we do not believe that the Year 2000 Problem will have a material impact on our business or financial results. The most reasonably likely worst case would be minor delays in production and shipments. We have developed a contingency plan detailing actions that will be taken in the event that our compliance efforts fail to fully remediate any risk to our operations. The information in this risk factor is "Year 2000 Readiness Disclosure" within the meaning of the Year 2000 Information and Readiness Disclosure Act.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the selling stockholder, as described below. See "selling stockholder" and "Plan of Distribution" described below.

                             SELLING STOCKHOLDERS

     The selling stockholder listed acquired the Shares pursuant to the exercise of a warrant obtained in connection with our acquisition of XaQti on July 16, 1999.

     The following table sets forth, as of the date of this prospectus, the name of the selling stockholder, the number of our shares that the selling stockholder owns as of such date, the number of our shares owned by such selling stockholder that may be offered for sale from time to time by this prospectus, and the number of our shares to be held by such selling stockholder assuming the sale of all of the shares offered hereby. The selling stockholder has not held any position or office or had a material relationship with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock.

     We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act of 1933. The selling stockholders have agreed to indemnify us and certain related persons against certain liabilities, including liabilities under the Securities Act of 1933.

     We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the date on which the selling stockholder is able to sell all shares offered pursuant to this Registration Statement in a single three-month period in accordance with Rule 144 under the Securities Act of 1933.


                               Shares
                             Beneficially
                             Owned Prior to                             Shares            Shares Owned
                               Offering            Percent           Being Offered       After Offering         Percent
    Name                         (1)                (1)                   (2)                 (2)                 (2)
----------------------  -------------------    --------------      --------------------  --------------   -----------------
Imperial Bancorp               7,604                 *                    7,604                0                  *

_________________
*Represents less than 1% of the outstanding shares of Common Stock

(1) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.
     Under such rule, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date of this Prospectus through the exercise of any stock option or other right.

(2)  Assumes the sale of all shares offered hereby.

                              PLAN OF DISTRIBUTION

     On July 16, 1999, the Company entered into a registration rights agreement with the selling stockholder, a copy of which is attached as an exhibit to the registration statement of which this prospectus is a part. The registration statement has been filed pursuant to the agreement. To the our knowledge, the selling stockholder has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares, nor do we know the identity of the brokers or market makers which will participate in the offering.

     The shares covered hereby may be offered and sold from time to time by the selling stockholder. Subject to agreements between the selling stockholder and us, the selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder plans to sell the shares offered hereby only in brokers' transactions, as defined in Rule 144 promulgated under the Securities Act. In general, brokers' transactions are ones in which the broker merely executes the sell order, receives no more than the customary commission and does not solicit orders to buy the shares. No assurances can be given that the selling stockholder will sell any of the shares subject to this prospectus or that the selling stockholder will not sell such shares in a private transaction or other transaction that is exempt from the registration requirements of the Securities Act. In effecting sales, broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholder in amounts to be negotiated immediately prior to the sale. The Selling Stockholder may also loan or pledge the shares registered hereunder to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares pursuant to this prospectus.

     In offering the shares, the selling stockholder and any broker-dealers who execute sales for the selling stockholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the selling stockholder and the compensation of each broker-dealer may be deemed to be underwriting discounts and commissions.

     Rule 102 of Regulation M prohibits a selling stockholder in a distribution from bidding for or purchasing, directly or indirectly, any of the securities which are the subject to the distribution. Rule 104 under Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

     The selling stockholder has agreed not to sell any of the shares offered hereby without first submitting a written notice of resale to us. We have in turn agreed to notify the selling stockholder as soon as practicable, but in no event more than ten business days after receipt of the notice of resale, whether we believe this prospectus is current (with the Company using the ten business day period to supplement this prospectus or make an appropriate filing under the Exchange Act) or should be amended prior to use in connection with such sale (with the Company amending the registration statement as soon as practicable). Once we have notified the selling stockholder that this prospectus is available to use, the selling stockholder will have up to 60 days within which to sell shares of common stock subject to compliance with our policies applicable to our executive officers, including trading windows.

     We cannot assure you that the selling stockholder will sell any or all of the shares offered hereby.

                                 LEGAL MATTERS

     Certain legal matters relating to the validity of the Shares offered hereby will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California, counsel to the Company.


                                    EXPERTS

     The condensed consolidated financial statements of Vitesse Semiconductor Corporation and subsidiaries as of, and for the three month period ending, and the consolidated financial statements and the related financial statement schedule of Vitesse Semiconductor Corporation and subsidiaries as of September 30, 1999, and for each of the years in the three-year period ended September 30, 1999, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company will pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes. Such expenses are set forth in the following table. All of the amounts shown are estimates except the Securities and Exchange Commission ("SEC") registration fee.

SEC registration fee...............................................................................    $   110.00
                                                                                                       ----------
Legal fees and expenses............................................................................    $15,000.00
                                                                                                       ----------
Accounting fees and expenses.......................................................................    $15,000.00
                                                                                                       ----------
Miscellaneous expenses.............................................................................    $ 2,012.00
                                                                                                       ----------
   Total...........................................................................................    $32,122.00
                                                                                                       ==========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Paragraph 9 of the Registrant's Amended Certificate of Incorporation and Article 6 of the Registrant's Bylaws provide for indemnification of the Registrant's directors and officers to the maximum extent permitted by the Delaware General Corporation Law. The Registrant also maintains, and intends to continue to maintain, insurance for the benefit of its directors and officers to insure such persons against certain liabilities, including liabilities under the Securities laws. Reference is also made to Section 8 of the Registration Rights Agreement (Exhibit 4.1 hereof) indemnifying officers and directors of the Registration against certain liabilities.

ITEM 16.  EXHIBITS

4.1* Registration Rights Agreement by and among Vitesse Semiconductor Corporation and the selling stockholder.

5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1   Consent of KPMG LLP, Independent Accountants.

23.2   Consent of Counsel (included in Exhibit 5.1).

24.1  Power of Attorney (included on page II-4).

-------------------------
* Previously filed on October 22, 1999 with the Securities and Exchange Commission on Registration Statement Form S-3 (SEC File Number 333-89525)

ITEM 17.  UNDERTAKINGS

      A.  UNDERTAKING PURSUANT TO RULE 415

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this offering.

      B. UNDERTAKING REGARDING FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C.  UNDERTAKING IN RESPECT OF INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Camarillo, State of California, on this 15th day of February, 2000.


                              VITESSE SEMICONDUCTOR CORPORATION

                              By:   /s/ Louis R. Tomasetta
                                    --------------------------------
                              President And Chief Executive Officer


                              POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Louis R. Tomasetta and Eugene F. Hovanec, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 15th day of February 2000 in the capacities indicated.

                           Signature                                                             Title
                           ---------                                                             -----
/s/ Louis R. Tomasetta                                             President, Chief Executive Officer, and Director (principal
---------------------------------------------------------          executive officer)
Louis R. Tomasetta

/s/ Eugene F. Hovanec                                              Vice President, Finance and Chief Financial Officer (principal
---------------------------------------------------------           financial and accounting officer)
Eugene F. Hovanec

/s/ James A. Cole                                                  Director
---------------------------------------------------------
James A. Cole

/s/ Pierre R. Lamond                                               Chairman of the Board of Directors
---------------------------------------------------------
Pierre R. Lamond

/s/ John C. Lewis                                                  Director
--------------------------------------------------------
John C. Lewis

/s/ Alex Daly                                                      Director
--------------------------------------------------------
Alex Daly

                               INDEX TO EXHIBITS

  Exhibit
  Number                                                 Description
  -----                                                  -----------

 4.1*               Registration Rights Agreement by and among Vitesse Semiconductor Corporation and the selling stockholder.
 5.1                Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
 23.1               Consent of KPMG LLP, Independent Accountants.
 23.2               Consent of Counsel (included in Exhibit 5.1).
 24.1               Power of Attorney.

* Previously filed on October 22, 1999 with the Securities and Exchange Commission on Registration Statement Form S-3 (SEC File Number 333-89525).